UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	20-8560967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross

Houston, Texas 77098

(Address of Principal Executive Offices)

(713) 299-0100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

Appointment of Director

On December 10, 2015, the Company appointed Mr. James Odell Barnes, Jr. as a director of the Company.  The relevant business experience of Mr. Barnes is as follows:

James Odell Barnes, age 64, Director

Mr. James Odell Barnes, Jr. is nationally known as the “Foreclosure King” and is one of the largest buyers of REO (Real Estate Owned) foreclosed homes in the United States. Mr. Barnes has been involved in the business of owner-financing single family homes since 1979. Mr. Barnes has bought and sold over 50,000 bank-owned and REO properties and established a reputation as one of the most successful and knowledgeable real estate professionals in the U.S. bank-owned and REO property market. Mr. Barnes' success, knowledge, and experience has brought him great publicity and he has been featured in the Wall Street Journal, NPR, ABC's Nightline, and on the list of “TIME 100 Finalists” for Time magazine’s 2009 person-of-the-year honors.

Family Relationships

Mr. Barnes does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.

Date: December 16, 2015	By:	/s/ Steve Helm
Steve Helm
Chief Executive Officer/President